EX 99.1

FOR IMMEDIATE RELEASE

Cidara Provides Corporate Update and Reports
First Quarter 2019 Financial Results

SAN DIEGO, May 9, 2019 - Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing novel anti-infectives including immunotherapies, today reported financial results for the three months ended March 31, 2019 and provided an update on its corporate activities and product pipeline.

"Cidara made significant progress to begin 2019 by continuing to enroll patients in and advance our global Phase 3 ReSTORE trial of rezafungin for the treatment of patients with candidemia and invasive candidiasis," said Jeffrey Stein, Ph.D., president and chief executive officer of Cidara. “In addition, we nominated CB-012 as the first development candidate from our novel Cloudbreak® antiviral program targeting influenza. We have also remained active in presenting new data at key medical meetings from our rezafungin and Cloudbreak programs as they both continue to progress."

First Quarter 2019 and Subsequent Highlights

•
Presented new data from multiple rezafungin studies at ECCMID 2019: In April 2019, Cidara presented new data from multiple studies of rezafungin, during the 29th European Congress of Clinical Microbiology and Infectious Diseases (ECCMID) meeting. Three oral presentations at ECCMID showcased results from nonclinical and in vivo studies that demonstrated the potential of rezafungin to fight and protect against difficult-to-treat fungal infections. Additionally, researchers presented five rezafungin posters at the meeting, including new analyses from Cidara’s Phase 2 STRIVE trial investigating rezafungin for the treatment of candidemia and invasive candidiasis.

•
Selected first clinical development candidate from Cloudbreak influenza program: In April 2019, Cidara selected the antiviral conjugate (AVC) CB-012 as its first clinical development candidate from the company’s Cloudbreak influenza (antiviral) program. CB-012 is a novel conjugate of a highly potent antiviral agent linked to a human antibody fragment. Applying the principles of oncology immunotherapy, Cidara’s Cloudbreak AVCs attack influenza through a dual mechanism: the antiviral agent neutralizes the influenza virus directly, while the human antibody fragment engages a patient’s immune system to accelerate elimination of the pathogen.

•
Presented preclinical data on CB-012 at ECCMID 2019: In April 2019, Cidara presented results from nonclinical studies, which evaluated the potential of CB-012 for the treatment and prevention of seasonal and pandemic influenza A as well as influenza B. The presentation described CB-012’s potent antiviral activity against influenza A and B viruses.

•
Presented rezafungin data at the 2019 TCT and EBMT Meetings: In February 2019, data from studies of rezafungin were presented at the 2019 Transplantation and Cellular Therapy (TCT) Meeting of ASBMT and CIBMTR in Houston and in March 2019, data from studies of rezafungin were presented at the 2019 Annual Meeting of the European Society for Blood and Marrow Transplantation (EBMT) in Frankfurt, Germany. The presentations highlighted the potential advantages of rezafungin for the prevention of invasive fungal infections in blood and marrow transplant patients.

First Quarter 2019 Financial Results

•	Cash, cash equivalents and short-term investments totaled $57.4 million as of March 31, 2019, compared with $74.6 million as of December 31, 2018.

•
As of April 30, 2019, Cidara had 26,641,851 shares of common stock outstanding, and 565,231 shares of Series X convertible preferred stock outstanding, which are convertible into 5,652,310 shares of common stock.

•
Research and development expenses were $12.7 million for the three months ended March 31, 2019, compared to $13.2 million for the same period in 2018. The decrease was primarily attributable to clinical development activities for rezafungin.

•	General and administrative expenses were $3.7 million for the three months ended March 31, 2019, compared to $3.6 million for the same period in 2018.

•	Net loss for the three months ended March 31, 2019 was $16.6 million, compared to a net loss of $16.7 million for the first quarter of 2018.

About Rezafungin

Rezafungin is a novel antifungal echinocandin being developed as a once-weekly, high-exposure therapy for the treatment and prevention of serious invasive fungal infections. Rezafungin has a unique pharmacokinetic profile with a prolonged half-life and front-loaded plasma exposure which, in contrast to all other echinocandins, allows for once-weekly IV therapy. Rezafungin is being developed to address unmet needs in the treatment of candidemia and invasive candidiasis as well as for prophylaxis (prevention) of invasive fungal infections in patients undergoing allogeneic blood and marrow transplantation.

About Cidara Therapeutics

Cidara is a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel anti-infectives that have the potential to transform the standard of care and save or improve patients’ lives. Cidara is currently advancing its novel echinocandin antifungal, rezafungin acetate, in a Phase 3 clinical trial for the treatment of candidemia and invasive candidiasis, and is seeking funding to complete its rezafungin development plans including funding necessary for completion of the first Phase 3 treatment trial and to commence a second Phase 3 trial in the prophylaxis of invasive fungal infections in patients undergoing allogeneic blood and marrow transplantation. Rezafungin is the only once-weekly product candidate in development for the treatment and prevention of life-threatening invasive fungal infections. Cidara also is leveraging its proprietary Cloudbreak® platform to develop antiviral conjugates (AVCs) for serious infections, including further investigation of the high potency and long half-life observed in its AVCs for influenza. The Cloudbreak platform is designed to discover compounds that both directly kill pathogens and direct a patient’s immune system to attack and eliminate pathogens. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the potential for rezafungin to successfully treat or prevent invasive fungal infections and represent an improvement over current approaches, the potential for rezafungin in high-risk patient populations and Cidara’s ability to successfully develop rezafungin. Risks that contribute to the uncertain nature of the forward-looking statements include: Cidara’s ability to obtain additional financing; the success and timing of Cidara’s preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; changes in Cidara’s plans to develop and commercialize its product candidates; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s Form 10-Q most recently filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Cidara Therapeutics, Inc.
Condensed Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
(In thousands)	(unaudited)
ASSETS
Cash, cash equivalents, and short-term investments	$57,407	$74,562
Other current assets	2,869	2,567
Non-current assets	4,037	1,983
Total assets	$64,313	$79,112

LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities	$20,451	$19,973
Stockholders' equity	43,862	59,139
Total liabilities and stockholders' equity	$64,313	$79,112
Cidara Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2019	2018
Operating expenses:
Research and development	$12,669	$13,199
General and administrative	3,735	3,611
Total operating expenses	16,404	16,810
Loss from operations	(16,404)	(16,810)
Other income (expense):
Change in fair value of contingent forward purchase obligations	(270)	—
Interest income, net	113	61
Total other income (expense)	(157)	61
Net loss attributable to common shareholders	$(16,561)	$(16,749)
Basic and diluted net loss per common share	$(0.60)	$(0.80)
Shares used to compute basic and diluted net loss per common share	27,729,977	20,894,353

INVESTOR CONTACT:
Robert H. Uhl
Westwicke IR
Managing Director
(858) 356-5932
Robert.Uhl@westwicke.com

MEDIA CONTACT:
Andrea Cohen
Sam Brown Inc.
(917) 209-7163
andreacohen@sambrown.com

###